Exhibit 10.4

INSPIRE PHARMACEUTICALS, INC.

1995 STOCK PLAN

NONQUALIFIED STOCK OPTION

Inspire Pharmaceuticals, Inc. (the “Company”) has granted to you a Nonqualified Stock Option (the “Option”) under the Inspire Pharmaceuticals, Inc. 1995 Stock Plan, as amended (the “Plan”). The terms of the Option are set forth in the Nonqualified Stock Option Grant Agreement provided to you (the “Agreement”). The following provides a summary of the key terms of the Option; however, you should read the entire Agreement, along with the terms of the Plan, to fully understand the Option.

SUMMARY OF NONQUALIFIED OPTION GRANT

Option Number:

Grantee:

Date of Grant:

Vesting Schedule:

Exercise Price Per Share:

Total Number of Options Granted:

Term/Expiration Date:

No.

INSPIRE PHARMACEUTICALS, INC.

1995 STOCK PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This NONQUALIFIED STOCK OPTION GRANT AGREEMENT (the “Agreement”), dated as of                      (the “Date of Grant”), is delivered by Inspire Pharmaceuticals, Inc. (the “Company”) to                      (the “Grantee”).

RECITALS

A. The Inspire Pharmaceuticals, Inc. 1995 Stock Plan, as amended (the “Plan”) provides for the grant of options to purchase shares of common stock of the Company. The Company has decided to make a stock option grant as an inducement for the Grantee to promote the best interests of the Company and its stockholders.

B. The Board of Directors of the Company (the “Board”) has delegated its authority to administer the Plan to the Compensation Committee (the “Committee”).

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee a Nonqualified Stock Option (the “Option”) to purchase                      shares of common stock of the Company (“Shares”) at an exercise price of                      per Share (the “Exercise Price”). The Option shall become exercisable according to Paragraph 2 below.

2. Exercisability of Option. The Option shall become exercisable in the manner provided below, if the Grantee is Employed by, or Providing Service to, the Employer (as defined below) on the applicable date. For this purpose, the term “Shares” refers to the number of shares underlying that portion of the Option that vests in the manner described under Vest Type and Full Vest Date. The term “Vest Type” describes how the Option covering those shares will vest before the Full Vest Date. For example, if Vest Type is “monthly”, that Option will vest with respect to those shares on a pro rata basis on each monthly anniversary of the Date of Grant. The term “Full Vest Date” is the date on which that portion of the Option covering all of the corresponding shares set forth in the “Shares” column will be fully vested.

Shares	Vest Type	Full Vest Date

The exercisability of the Option is cumulative, but shall not exceed one hundred percent (100%) of the Shares subject to the Option. If the foregoing schedule would produce fractional Shares, the number of Shares for which the Option becomes exercisable shall be rounded down to the nearest whole Share.

If the Grantee dies while Employed by, or Providing Service to, the Employer, all of the unexercised Shares shall become immediately exercisable. If the Grantee becomes disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee while employed by the Employer, all of the unexercised Shares shall become immediately exercisable.

3. Term of Option.

(a) The Option shall have a term of      years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) Unless otherwise determined by the Committee (as provided in Sections 6(b) and (c) of the Plan), the Option shall automatically terminate upon the happening of the first of the following events:

(i) The expiration of the ninety (90) day period after the Grantee ceases to be Employed by, or Provide Service to, the Employer (as defined below), if the termination is for any reason other than Disability (as defined below), death or Misconduct (as defined below).

(ii) The expiration of the one (1) year period after the Grantee ceases to be Employed by, or Provide Service to, the Employer on account of the Grantee’s Disability.

(iii) The expiration of the one (1) year period after the Grantee ceases to be Employed by, or Provide Service to, the Employer, if the Grantee dies (x) while Employed by, or Providing Service to, the Employer or (y) within ninety (90) days after the Grantee ceases to be so employed or provide such services on account of a termination described in subparagraph (i) above.

(iv) The expiration of the thirty (30) day period after the date on which the Grantee ceases to be Employed by, or Provide Service to, the Employer on account of a termination by the Employer for Misconduct. In addition, notwithstanding the prior provisions of this Paragraph 3, if the Employer determines that the Grantee has engaged in conduct that constitutes Misconduct at any time while the Grantee is Employed by, or Providing Service to, the Employer or after the Grantee’s termination of employment or service, the Option shall terminate as of the thirtieth (30th) day after the date on which such Misconduct first occurred.

(v) For purposes of this Agreement:

(1) The term “Employer” shall mean the Company and its parent and subsidiary corporations or other entities, as determined by the Committee.

(2) “Employed by, or Provide Service to, the Employer” shall mean employment or service as an Employee, Key Advisor (as defined below) or member of the Board (so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor or member of the Board). “Key Advisor” means consultants and advisors who perform services for the Company or any of its parents or subsidiaries.

(3) “Disability” shall mean a Grantee’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Grantee, as determined in the sole discretion of the Committee.

(4) “Misconduct” means (i) willful and continued failure by the Grantee to substantially perform the Grantee’s duties with the Employer (other than any such failure resulting from the Grantee’s incapacity due to physical or mental illness) or (ii) the willful engaging by the Grantee in conduct which is demonstrably injurious to the Employer, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on the Grantee’s part shall be deemed “willful” unless done, or omitted to be done, by the Grantee not in good faith or without reasonable belief that the Grantee’s act, or failure to act, was in the best interest of the Employer.

Notwithstanding the foregoing, in no event may the Option be exercised after the date that is immediately before the      anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Grantee ceases to be Employed by, or Provide Service to, the Employer shall immediately terminate.

4. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2 and 3 above, the Grantee may exercise part or all of the exercisable Option by giving the Company written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. At such time as the Committee shall determine, the Grantee shall pay the Exercise Price (i) in cash, (ii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (iii) by such other method as the Company may approve. The Company may impose from time to time such limitations as it deems appropriate on the use of Shares of the Company to exercise the Option.

(b) The obligation of the Company to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate by the Company, including such actions as Company counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. The Company may require that the Grantee (or other person permitted to exercise the Option) represent that the Grantee is purchasing Shares for the Grantee’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Company deems appropriate.

(c) All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. Subject to Committee approval, the Grantee may elect to satisfy any tax withholding obligation of the Employer with respect to the Option by having Shares withheld up to an amount that does not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities.

5. Definition of Change in Control and Termination Due to Change in Control.

(a) “Change in Control” means the determination (which may be made effective as of a particular date) by the Board, made by a majority vote that a Change in Control has occurred, or is about to occur. Such a change shall not include, however, a restructuring, reorganization, merger or other change in capitalization in which the Persons (as defined below) who own an interest in the Company on the date hereof (the “Current Owners”) (or any individual or entity which receives from a Current Owner an interest in the Company through will or the laws of descent and distribution or otherwise) maintain more than a fifty percent (50%) interest in the resultant entity. Regardless of the vote of the Board or whether or not the Board votes, a Change in Control will be deemed to have occurred as of the first day any one (1) or more of the following subsections shall have been satisfied:

(b) Any Person (other than the Person in control of the Company as of the date of this Agreement, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, with respect to all Options issued under any Company-sponsored equity compensation plan following July 8, 2009; provided, however, in the event there is a Change in Control during the period from July 8, 2009 through July 8, 2010 and this Grant was issued during the period from July 8, 2009 through July 8, 2010, then the fifty percent (50%) threshold set forth above in this sentence shall be replaced with thirty-five percent (35%); or

(c) The stockholders of the Company approve:

(i) A plan of complete liquidation of the Company;

(ii) An agreement for the sale or disposition of all or substantially all of the Company’s assets; or

(iii) A merger, consolidation or reorganization of the Company with or involving any other company, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

(d) However, in no event shall a Change in Control be deemed to have occurred, with respect to the Grantee, if the Grantee is part of a purchasing group which consummates the Change in Control transaction. The Grantee shall be deemed “part of the purchasing group” for purposes of the preceding sentence if the Grantee is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for (i) passive ownership of less than five percent (5%) of the voting securities of the purchasing company; or (ii) ownership of equity participation in the purchasing company or group which is otherwise deemed not to be significant, as determined prior to the Change in Control by a majority of the continuing non-employee directors).

(e) For purposes of this Paragraph 5 the term “Person(s)” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries; (ii) an underwriter temporarily holding securities pursuant to an offering of such securities; (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (v) an entity or entities which are eligible to file and have filed a Schedule 13G under Rule 13d-l(b) of the Exchange Act, which Schedule indicates beneficial ownership of fifteen percent (15%) or more of the outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities.

(f) “Termination Due to Change in Control” with respect to a Grantee means either (i) a termination of such Grantee’s employment by, or provision of service to, the Company within two (2) years following a Change in Control; or (ii) a Termination Due to a Change in

Control with respect to such Grantee as defined under either the Company’s Executive Change in Control Severance Benefit Plan, as amended, or the Company’s Change in Control Severance Benefit Plan, as amended, as the case may be.

6. Consequences of a Change in Control.

(a) Notice. Upon a Change in Control, unless the Company determines otherwise, if the Option is outstanding (including, for purposes of this Paragraph 6, any portion of the Option that is outstanding), the Company shall provide the Grantee written notice of such Change in Control.

(b) Assumption of Grants. Upon a Change in Control where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the outstanding Option shall be assumed by, or replaced with comparable options by, the surviving corporation (or a parent or subsidiary of the surviving corporation).

(c) Acceleration. Upon a Grantee’s Termination Due to Change in Control (within the meaning of the Company’s Change in Control Severance Benefit Plan applicable to the Grantee), all outstanding Options shall automatically accelerate and become fully exercisable.

(d) Optional Cash Out. Notwithstanding anything herein to the contrary, in the event of a Change in Control during the period from July 8, 2009 through July 8, 2010 where the Company is not the surviving corporation (or survives only as a subsidiary of another corporation), the Grantee may surrender the outstanding Option in exchange for payment by the Company, in cash or Company Stock (as elected by the Grantee) in an amount equal to the amount by which the then Fair Market Value (as defined below) of the shares of Company Stock underlying the Option exceeds the Exercise Price of the Grantee’s unexercised Option. For purposes of this paragraph “Fair Market Value” per Share shall be determined as follows: (i) if the principal trading market for the Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (ii) if the Shares are not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of the Shares on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Company determines. If the Shares are not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per Share shall be as determined by the Company.

7. Restrictions on Exercise. Except as the Company may otherwise permit pursuant to the Plan, only the Grantee may exercise the Option during the Grantee’s lifetime and, after the Grantee’s death, the Option shall be exercisable (subject to the limitations specified in the Plan) solely by the legal representatives of the Grantee, by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution or by a former spouse of the Grantee who obtained the Option pursuant to a domestic relations order, to the extent that the Option is exercisable pursuant to this Agreement.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to:

(i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of the Company and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

9. Certain Capital Changes. In the event that the Committee, in its discretion, determines that any stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change affects the Shares such that adjustment is required in order to preserve the benefits or potential benefits of the Option, the maximum aggregate number and kind of shares or securities of the Company subject to the Option, and the Exercise Price of the Option, shall be appropriately adjusted by the Committee (whose determination shall be conclusive) so that the proportionate number of Shares or other securities subject to the Option and the proportionate interest of the Grantee shall be maintained as before the occurrence of such event.

10. No Employment or Other Rights. The grant of the Option shall not confer upon the Grantee any right to be retained by or in the employ or service of the Employer and shall not interfere in any way with the right of the Employer to terminate the Grantee’s employment or service at any time. The right of the Employer to terminate at will the Grantee’s employment or service at any time for any reason is specifically reserved.

11. No Shareholder Rights. Neither the Grantee, nor any person entitled to exercise the Grantee’s rights in the event of the Grantee’s death or otherwise, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

12. Assignment and Transfers. Except as provided below, only the Grantee may exercise rights under the Option during the Grantee’s lifetime. The Grantee may not transfer those rights except: (i) by will or by the laws of descent and distribution, (ii) pursuant to a domestic relations order, or (iii) as otherwise permitted by the Company. When the Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. The Committee shall have the right to require evidence to its satisfaction of the rights of any person or persons seeking to exercise the Option hereunder, e.g., an authenticated copy of the Grantee’s will or a domestic relations order. This Agreement may be assigned by the Company without the Grantee’s consent.

13. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

14. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Compensation Committee at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703-8466, and any notice to the Grantee shall be addressed to such Grantee at the current address shown on the payroll of the Employer, or to such other address as the Grantee may designate to the Employer in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

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IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Grantee has executed this Agreement, effective as of the Date of Grant.

INSPIRE PHARMACEUTICALS, INC.

By:
Name:
Title:

I hereby accept the Option described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby further agree that all the decisions and determinations of the Committee shall be final and binding.

Grantee:

Date: